UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2011 (June 8, 2011)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 13, 2011 by TPC Group Inc. (the “Company”) in order to update information disclosed under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of voting at the Company’s Annual Meeting of Stockholders held on June 8, 2011. The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on the compensation of the Company’s named executive officers. No other changes are being made to the Current Report on Form 8-K filed on June 13, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, in a non-binding advisory vote at the Company’s 2011 Annual Meeting of Stockholders, the stockholders recommended an annual vote frequency for future advisory stockholder votes on the compensation of the Company’s named executive officers. After considering the voting results and other factors, the Company’s Board of Directors determined, at a meeting held on August 1, 2011, that the Company will hold a non-binding advisory vote on the compensation of its named executive officers on an annual basis until the next non-binding advisory vote on the frequency of future advisory votes on executive compensation is held, which will be no later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: August 4, 2011	By:	/s/ Shannon B. Weinberg
Shannon B. Weinberg
Deputy General Counsel and Secretary